ATC Healthcare Announces First Quarter 2004 Results of Operations


    LAKE SUCCESS, N.Y.--(BUSINESS WIRE)--July 15, 2003--ATC Healthcare, Inc. (AMEX:AHN - News), a national leader in medical staffing, today announced results for its first quarter of fiscal year end 2004, which ended May 31, 2003.
    Revenues for the first quarter ended May 31, 2003 were $34.0 million compared to $37.7 million for the quarter ended May 31, 2002. Income from operations for the quarter ended May 31, 2003 was $486 thousand versus $1.5 million in the prior fiscal year. EBITDA (earnings before income taxes, depreciation and amortization) for the quarter ended May 31, 2003 was $1.1 million versus $1.8 million for the prior period. Net loss for the quarter ended May 31, 2003 was $(218) thousand or $(.01) per diluted share (EPS), versus net income of $427 thousand or $.02 per diluted share for the quarter ended May 31, 2002.
    In conjunction with this release, management will host a teleconference Tuesday, July 15th at 12 pm Eastern Time. The dial in number is 888-855-5837. There will be a 48 hour replay. The replay number is 888-203-1112, code 150460.

    About ATC Healthcare, Inc.

    ATC is a national leader in medical staffing personnel to hospitals, nursing homes, clinics and other health care facilities with 57 locations in 23 states. ATC provides supplemental staffing, outsourcing and human resources solutions to hospitals, nursing homes, medical and research facilities and industry. Drawing from a pool of over 15,000 healthcare professionals spanning more than 50 specialties, the Company supplies both clinical and non-clinical personnel for short-term, long-term, and "traveling" contract assignments. To learn more about the company's services, visit their web site at www.atchealthcare.com.
    This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in ATC Healthcare, Inc. Annual Report on Form 10-K for the year ended February 28, 2003 as filed with the Securities and Exchange Commission on June 13, 2003.

    ATC HEALTHCARE, INC. AND SUBSIDIARIES
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
    (In thousands, except per share data)

                                                For the Three Months
                                                        Ended

                                                May 31,        May 31,
                                                  2003           2002
                                                  ----           ----
REVENUES:
     Service revenues                             $34,043     $37,699
----------------------------------------------------------------------

COSTS AND EXPENSES:
     Service costs                                 26,562      28,716
     General and administrative expenses            6,408       7,172
     Depreciation and amortization                    587         350
----------------------------------------------------------------------
        Total operating expenses                   33,557      36,238
----------------------------------------------------------------------

INCOME FROM OPERATIONS                                486       1,461
----------------------------------------------------------------------

INTEREST AND OTHER EXPENSES (INCOME):
     Interest expense, net                            848         736
     Other  expense (income), net                     (32)          1
----------------------------------------------------------------------
       Total interest and other expenses              816         737
----------------------------------------------------------------------

(LOSS) INCOME BEFORE INCOME TAXES                    (330)        724

INCOME TAX (BENEFIT)  PROVISION                      (112)        297
----------------------------------------------------------------------

NET (LOSS) INCOME                                    (218)        427

Dividends accreted to Preferred Shareholders           17          --
----------------------------------------------------------------------

NET (LOSS) INCOME  ATTRIBUTABLE TO COMMON
 SHAREHOLDERS                                       $(235)       $427
======================================================================

(LOSS) EARNINGS PER COMMON SHARE - BASIC:           $(.01)       $.02
======================================================================

(LOSS) EARNINGS  PER COMMON SHARE - DILUTED:        $(.01)       $.02
======================================================================
WEIGHTED AVERAGE COMMON
     SHARES OUTSTANDING
     Basic                                         23,859      23,747
======================================================================
     Diluted                                       23,859      27,516
======================================================================



    CONTACT: ATC Healthcare, Inc.
             David Savitsky, 516-750-1681
             dsavitsky@atchealthcare.com
             or
             Alan Levy, 516-750-1666
             alevy@atchealthcare.com